EXHIBIT 99.2

 JOINT FILER INFORMATION

Item	Information
Name:	TORONTO DOMINION HOLDINGS (U.S.A.), INC.
Address:	1 VANDERBILT AVENUE NEW YORK, NY 10017
Date of Event Requiring Statement (Month/Day/Year):	February 23, 2026
Issuer Name and Ticker or Trading Symbol:	BLACKROCK MUNIYIELD QUALITY FUND III, INC. [MYI]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TORONTO DOMINION HOLDINGS (U.S.A.), INC. By: /s/ Christina Petrou Name: Christina Petrou Title: Vice President & Chief Operating Officer Date: February 27, 2026

Item	Information
Name:	TD GROUP US HOLDINGS LLC
Address:	251 LITTLE FALLS DRIVE WELLINGTON, DE 19808
Date of Event Requiring Statement (Month/Day/Year):	February 23, 2026
Issuer Name and Ticker or Trading Symbol:	BLACKROCK MUNIYIELD QUALITY FUND III, INC. [MYI]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	TD GROUP US HOLDINGS LLC By: /s/ Andre Ramos Name: Andre Ramos Title: Executive Vice President and Chief Financial Officer TD AMCB Date: February 27, 2026

Item	Information
Name:	THE TORONTO-DOMINION BANK
Address:	TORONTO-DOMINION CENTRE P.O. BOX 1 TORONTO, ONTARIO, CANADA M5K 1A2
Date of Event Requiring Statement (Month/Day/Year):	February 23, 2026
Issuer Name and Ticker or Trading Symbol:	BLACKROCK MUNIYIELD QUALITY FUND III, INC. [MYI]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	THE TORONTO-DOMINION BANK By: /s/ Christina Petrou Name: Christina Petrou Title: Vice President Date: February 27, 2026